UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

SGB International Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

909 – 6081 No. 3 Road, Richmond, BC Canada V6Y 2B2
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (604) 484 – 3127

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required under this item 5.02 is included under item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 30, 2010, we held our annual and special meeting of shareholders.

Election of Directors

At the meeting, our shareholders elected Xin Li and Stuart Wooldridge as directors of our company with the following votes:

Name	For	Withhold	Abstain	Broker Non-Votes
Xin Li	14,461,279	Nil	Nil	Nil
Stuart Wooldridge	14,461,279	Nil	Nil	Nil

Jun Huang has decided not to run for re-election as a director of our company at the meeting. To our knowledge, Mr. Huang’s decision was not as a result of any disagreement with our company on any matter relating to our operations, policies or practices.

Appointment of Auditor

At the meeting, our shareholders appointed Stan J.H. Lee, CPA as our auditor and authorized our directors to fix our auditor’s remuneration with the following votes:

For	Withhold	Abstain	Broker Non-Votes
14,461,279	Nil	Nil	Nil

Approval of 2010 Equity Compensation Plan

At the meeting, our shareholders approved the 2010 equity compensation plan pursuant to which our board of directors may grant stock options or stock awards to acquire up to a maximum of 10% of the total issued and outstanding common shares of our company at the time of grant with the following votes:

For	Against	Abstain	Broker Non-Votes
14,461,279	Nil	Nil	Nil

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release dated January 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS INC.

By:
Xin Li
Xin Li
President, CEO, CFO and Director
January 10, 2011